FIRST AMENDMENT TO
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       AND
                              FIRST AMENDMENT TO
            AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                  PAINEWEBBER/GEODYNE INSTITUTIONAL/PENSION
                    ENERGY INCOME LIMITED PARTNERSHIP P-4


       The undersigned, desiring to amend its certificate of limited partnership pursuant to the Oklahoma Revised Uniform Limited Partnership Act, as amended, Okla. Stat., tit. 54, Section 301 et seq. (1991) (the "Act"), do hereby state, and desiring to amend the Amended and Restated Agreement of Limited Partnership of the PaineWebber/Geodyne Institutional/Pension Energy Income Limited Partnership P-4 dated as of November 20, 1989, do hereby state:

       1. The name of the limited partnership is "PaineWebber/Geodyne Institutional/Pension Energy Income Limited Partnership P-4."

The date of filing of the Certificate of Limited Partnership is June 30, 1989.

       2. The Certificate of Limited Partnership is hereby revised to change the name of the Limited Partnership to the following:

            Geodyne Institutional/Pension Energy Income Limited Partnership
            P-4

       3. (a) The Certificate of Limited Partnership is hereby revised to change the address of the limited partnership, which is the same address where the records of the limited partnership are kept, to Two West Second Street, Tulsa, Oklahoma 74103.

            (b) The Certificate of Limited Partnership is hereby revised to change the name and address for the registered agent for service of process to Geodyne Properties, Inc., Two West Second Street, Tulsa, OK 74103.

       4. The Certificate of Limited Partnership is hereby revised to change the name, mailing address, and business address of the general partner as follows:

                        Geodyne Properties, Inc.
                        Two West Second Street.
                        Tulsa, OK 74103.

       5. The latest date upon which the limited partnership is to dissolve is December 31, 2015.

       6. The Amended and Restated Agreement of Limited Partnership is hereby revised to replace the first sentence of Section 2.1 with the following:



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            The Limited  Partnership  shall be conducted  under the name Geodyne
            Institutional/Pension Energy Income Limited Partnership P-4.

       7. The Amended and Restated Agreement of Limited Partnership is hereby revised to replace the third and fourth sentences of Section 2.1 with the following:

            The office and principal place of business of the Limited Partnership shall be c/o Geodyne Properties, Inc., Two West Second Street, Tulsa, Oklahoma 74103. The agent for service of process on the Limited Partnership shall be Geodyne Properties, Inc., Two West Second Street, Tulsa, OK 74103.

       8. In all other respects, the Amended and Restated Agreement of Limited Partnership is hereby ratified and confirmed.

DATED:    February 24, 1993

                                        GENERAL PARTNER:

                                        Geodyne Properties, Inc.


                                        By: /s/ Michael E. Luttrell
                                            -----------------------------
                                             Michael E. Luttrell
                                             Executive Vice President


                                        LIMITED PARTNER:

                                        Geodyne Institutional
                                        Depositary Company


                                        By: /s/ Michael E. Luttrell
                                            -----------------------------
                                             Michael E. Luttrell
                                             Executive Vice President


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